Exhibit 99.3

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[GRAPHIC]

[LOGO]

First Quarter 2005 Update

May 2005

Mike Hanson

President & CEO

[LOGO]

Forward-Looking Statement

During the course of this presentation today, we will be discussing certain subjects including those pertaining to our strategy, and our discussions may contain forward-looking information. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. These factors also are listed in each of our press releases and disclosed in the company’s public filings with the SEC.

Introduction

•   Following emergence, NorthWestern is a much stronger company

•   Significantly reduced debt, strong balance sheet, significant excess free cash flow

•   Focused on our transmission and distribution utility operations

•   Better positioned to serve our customers

•   Able to grow with the communities we serve

Company Overview

•    NorthWestern Corporation, headquartered in Sioux Falls, S.D., is an investor-owned utility and one of the largest providers of electricity and natural gas in the northwest quadrant of the United States

•    We serve approximately 617,100 customers – 368,200 electric and 248,900 natural gas – in Montana, South Dakota and Nebraska

•    We have approximately 1,350 employees

•    Our market capitalization is approximately $1 billion

•    In March 2005, we initiated a quarterly dividend of 22 cents per share

•    Annualizes to 88 cents per share (3.2% yield)

•    Payout ratio of approximately 60% to 65% (continuing operations)

Service Territory

[GRAPHIC]

Electric Demand

DEMAND

	Montana	South Dakota
Peak (systemwide)	1,500 MW	275 MW
Ave. Daily Load (systemwide)	1,100 MW	135 MW

SUPPLY

	Montana	South Dakota
Company-owned regulated generation	—	100%
Unregulated Colstrip Unit 4	12%	—
PPL	59%	—
Qualifying Facilities (QF)	13%	—
Market Purchases	9%	—
Other Small Contracts	7%	—

Montana Regulated Electric Portfolio

Resource Mix

(6 million MWh)

[CHART]

Yearly Resource Cost

($249 million)

[CHART]

84% of the forecasted energy requirement is under contract through 6/30/07

Significant Events Since End of Q1 2005

Regulatory

•    Stipulation reached with MPSC to recover $4.6 million in natural gas previously disallowed

•    MPSC had disallowed $10.4 million in natural gas purchases from November 2002 to June 2004

•    Will record on income statement upon final approval

•    NorthWestern has formed a Technical Advisory Committee to advise on future Gas procurement activities

•    MPSC Approved Judith Gap Wind Project

•    First time MPSC approved a project without the endorsement of the Montana Consumer Council

Financial

•    Agreement in principal with PPL

•    Settles all claims and counter claims that are part of bankruptcy

•    NorthWestern gets $9 million

•    NorthWestern keeps the asset

•    Made a prepayment of $25 million in debt

•    Reduces the long-term debt balance to $795 million

•    Reduces the debt-to-cap ratio to 52%

Value Drivers

• T&D business focus

• Solid and reliable operations

• Complete default supply portfolio procurement

• Continue to improve regulatory environment

• Efficiency improvement and cost control

• Asset sales

• Attain investment grade rating

• Resolve outstanding bankruptcy claims

• Intercreditor issues, not shareholder issues

• Develop strategy to redeploy excess free cash flow

NorthWestern’s Value Creation Strategy – Grow the Business

[GRAPHIC]

•    NorthWestern is looking to take advantage of its strategically located position

•    Opportunities may exist to expand electric and gas transmission infrastructure to meet increased needs

•    Evaluate strategic opportunities in northwestern U.S.

Brian Bird

Chief Financial Officer

2004 P&L Summary

	UNAUDITED
	Successor	Reorganization
	and	Impacts
	Predecessor	and Other
	Combined	Significant		2004
(in millions)	Dec. 31, 2004	Items		as Adjusted
OPERATING REVENUES	$1,039.0	$—		$1,039.0
COST OF SALES	563.8	(10.0	)(b)	553.8
GROSS MARGIN	475.2	10.0		485.2
OPERATING EXPENSES
Operating, general and administrative	221.7	—		221.7
Property and other taxes	65.1	—		65.1
Depreciation	72.8	—		72.8
Reorganization items	(532.6)	532.6		—
Impairment on assets held for sale	10.0	(10.0)		—
Total Operating Expenses	(163.0)	522.6		359.6
OPERATING INCOME	638.2	(512.6)		125.6
Interest Expense	(83.8)	—		(83.8)
Gain (Loss) on Debt Extinguishment	(21.3)	21.3		—
Investment Income and Other	3.2	—		3.2
Income (Loss) from Continuing Operations Before Income Taxes	536.3	(491.3)		45.0
Benefit (Provision) for Income Taxes	6.3	(23.6)		(17.3	)(a)
Income (Loss) from Continuing Operations	$542.6	$(514.9)		$27.7
Estimated Basic EPS from Continuing Operations (35.6 million shares)				$0.78

(a) 2004 as Adjusted assumed an effective book tax rate of 38.75%.

(b) Consists of losses on fixed-price natural gas and electric contracts and disallowed natural gas costs.

We believe presenting adjustments for the reorganization and other significant items above provides investors with a more meaningful analysis of 2004 for comparison with future operating results.  While we believe this to be useful information, it should not be used in isolation or as a substitute for consolidated statement of income (loss) data prepared in accordance with generally accepted accounting principles.

2005 Outlook

• Projecting earnings from continuing operations of $1.30 to $1.45 per share (basic)

• Absent any unusual weather

• Bridge from 2004 to 2005

• Significant reduction in interest expense

• Reduced G&A expense

• Modest increase in margins due to organic growth

NorthWestern’s 2005 Strategy

	T&D	Asset sales = $65-$70 million
Business

• Optimize operations
Grow the Business	• Maintain service levels	Cash
• Improve regulatory environment
• Train and retain employees

• Transmission Investment
• Territory Expansion
• Energy-related Businesses		Maintain and Grow Operations

Pay
Dividends		• Maintenance Cap Ex
• Service Territory Growth
	Reduce	$75-$80
	Debt	million
$30-$35
million	$70-$75
million

First Quarter 2005 – Financial Overview

Consolidated Operations

(millions)

	Q1 2005	Q1 2004	Increase
• Gross Margin	$144.7	$132.7	9.0%
• Increase due to a gain on amendment to a Montana Qualifying Facility of approximately $4.9 million
• Unregulated electric segment (Colstrip 4) margins increased approximately $5.0 million due to higher market prices

• Income from Continuing Operations Before Income Taxes	$32.1	$11.9	169.0%
• Increase due to margin improvement
• Decrease in reorganization items of $3.5 million from 2004
• Interest expense decreased approximately $5.4 million from 2004

• Income from Continuing Operations	$18.4	$12.1	52.5%
• Since emergence, the Company books a full provision for income taxes

First Quarter 2005 – P&L Summary

	Successor	Predecessor
	Company	Company
	Three Months Ended March 31,
(000’s)	2005	2004
Operating Revenues	$335,093	$305,627
Cost of Sales	190,381	172,918
Gross Margin	144,712	132,709
Operating Expenses
Operating, general and administrative	56,655	56,805
Property and other taxes	18,205	17,903
Depreciation	18,690	18,176
Reorganization Items	3,363	6,830
Total Operating Expenses	96,913	99,714
Operating Income	47,799	32,995
Interest Expense	(16,342)	(21,775)
Investment Income and Other	607	701
Income from Continuing Operations Before Income Taxes	32,064	11,921
(Provision) Benefit for Income Taxes	(13,670)	138
Income from Continuing Operations	18,394	12,059
Discontinued Operations, Net of Taxes	524	4,922
Net Income	$18,918	$16,981

First Quarter 2005 – Electric and Natural Gas Operations

Q1 2005 Revenues

(millions)

[CHART]

Q1 2005 Gross Margin

(millions)

[CHART]

First Quarter 2005 – Segment Information

Three Months Ended March 31, 2005

(thousands)

	Regulated		Unregulated
	Electric	Natural Gas	Electric	Natural Gas	Other	Total
Gross Margin	$84,296	$40,190	$18,066	$2,576	$(416)	144,712
Operating Income	$27,333	$16,581	$7,519	$1,606	$(5,240)	47,799

	MWH	MMBtu	MWH	MMBtu
Volumes (000’s)	2,449	12,938	511	7,012

Three Months Ended March 31, 2004

(thousands)

	Regulated		Unregulated
	Electric	Natural Gas	Electric	Natural Gas	Other	Total
Gross Margin	$76,710	$40,203	$13,039	$3,168	$(411)	132,709
Operating Income	$22,817	$18,159	$(1,398)	$2,078	$(8,661)	32,995

	MWH	MMBtu	MWH	MMBtu
Volumes (000’s)	2,374	13,214	454	6,353

Cash Flow – First Quarter 2005

	Successor	Predecessor
	Company	Company
	Three Months Ended March 31,
(000’s)	2005	2004
Net Income	$18,918	$16,981

Depreciation	18,690	18,176
(Gain) Loss on QF Contract Restructuring	(4,888)	—
Deferred Income Taxes	13,387	(916)
(Income) Loss on Disco. Ops., Net	(524)	(4,922)
Working Capital and Other Non-cash	48,373	68,662
Cash Flow from Operations	93,956	97,981

Capital Expenditures & Investment Activities	(13,395)	(12,899)
Free Cash Flow	80,561	85,082

Dividends on Common Stock	(7,834)	—
Debt Increase / (Decrease), Net	(12,039)	(4,215)
Other	(432)	—
Increase / (Decrease) in Cash	60,256	80,867

Beginning Cash	17,058	15,183
Ending Cash	$77,314	$96,050

First Quarter 2005 – Balance Sheet

	Successor Company
	Mar. 31,	Dec. 31,
(000’s)	2005	2004
ASSETS
Cash	$77,314	$17,058
Other Current Assets	294,518	330,620
Property, Plant and Equipment, Net	1,378,468	1,379,060
Goodwill	435,076	435,076
Regulatory Assets	218,964	224,192
Other Noncurrent Assets	29,426	27,510
Total assets	$2,433,766	$2,413,516

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long term debt	$67,665	$73,380
Current Liabilities	270,261	254,688
Long-term Debt	757,354	763,566
Noncurrent Regulatory Liabilities	164,425	160,750
Other Noncurrent Liabilities	453,496	451,797
Total liabilities	1,713,201	1,704,181

Total shareholders’ equity	720,565	709,335

Total liabilities and shareholders’ equity	$2,433,766	$2,413,516

Rating Agency Update

	Secured		Unsecured
	Rating	Outlook	Rating	Outlook
Fitch	BB+	Positive	N/A	N/A
Moody’s	Ba1	Stable	Ba2	Stable
S&P	BB	Positive	BB-	Positive

Steps necessary for investment grade rating

1.     Financial performance track record

2.     Asset sales proceeds received

3.     Progress on outstanding litigation

4.     Pay down debt

•      Currently at 52% debt to total capitalization

Summary

•      Solid first quarter 2005 financial results

•      Reaffirming guidance on basic earnings from continuing operations of $1.30 to $1.45 per share

•      Absent any unusual weather

•      Taking steps to attain investment grade rating

•      Developing strategy to redeploy excess free cash flow

Questions